Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on May 26, 2022) pertaining to the HealthStream, Inc. 2022 Omnibus Incentive Plan of our reports dated February 28, 2022, with respect to the consolidated financial statements of HealthStream, Inc. and the effectiveness of internal control over financial reporting of HealthStream, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee

May 26, 2022